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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 1996, except for the second paragraph of Note 4 as to which the date is May 1, 1996 and paragraphs one and two of Note 11 as to which the date is June 20, 1996, on our audit of the financial statements of Precision Response Corporation appearing in the Registrant's Registration Statement and related Prospectus on Form S-1 (File No. 333-03209). In addition, we consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 1996, on our audit of the financial statement schedule of Precision Response Corporation appearing in the Registrant's Registration Statement on Form S-1 (File No. 333-03209).




                                           /s/ Coopers & Lybrand L.L.P.

                                           COOPERS & LYBRAND L.L.P.



Miami, Florida
January 13, 1997